Exhibit 10.3

CONVERTIBLE LOAN ACKNOWLEDGMENT AND AGREEMENT

This Convertible Loan Acknowledgment and Agreement (this “Agreement”) is entered into as of November 19, 2025 (the “Effective Date”), by and between XCF Global, Inc. (“XCF”), New Rise Renewables Reno, LLC, (the “Company”), and GL Part SPV I, LLC (the “Lender”).

RECITALS

WHEREAS, the Lender has previously advanced to the Company an aggregate principal amount of $2,350,000 (the “Loan”), which remains outstanding and is reflected as a liability on the Company’s books and records;

WHEREAS, the parties acknowledge that the Loan was made without formal documentation, without interest, and without a fixed maturity date; and

WHEREAS, the parties now wish to formally document the Loan and provide for the conversion of the Loan into shares of XCF’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Acknowledgment of Loan Balance

The Company hereby acknowledges and confirms that, as of the Effective Date, the Lender has advanced a total of $2,350,000 to the Company between August 2023 and November 2023. The parties agree that such amount constitutes a valid and binding obligation of the Company to the Lender, bearing no interest and having no fixed maturity date, except as provided in this Agreement.

2. Conversion Rights

(a) Optional Conversion.

At any time prior to repayment in full of the Loan, the Lender may, by delivering a written notice of conversion (a “Conversion Notice”) to the Company and to XCF, elect to convert all or any portion of the outstanding principal of the Loan (such amount specified by the Lender, the “Conversion Amount”) into that number of fully paid shares of Common Stock calculated by dividing the Conversion Amount by the Conversion Price (as defined below) (such shares, the “Conversion Shares”).

(b) Conversion Price.

The “Conversion Price” shall equal the greater of:

(i) the closing price of the Common Stock, as reported on the principal trading market for the Common Stock, on the trading day immediately prior to the date of this Agreement; and

(ii) the average closing price of the Common Stock, as reported on the principal trading market for the Common Stock, for the five (5) consecutive trading days immediately preceding the date of this Agreement.

(c) Mechanics of Conversion.

Within five (5) business days after receipt of a Conversion Notice, XCF shall issue and deliver to the Lender the applicable number of Conversion Shares. Fractional shares shall be rounded down to the nearest whole share.

(d) Restricted Stock. Lender represents and warrants that Lender is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Lender acknowledges that the Conversion Shares have not been registered with the Securities and Exchange Commission under the Securities Act or the securities commission of any state. The Conversion Shares will be issued in reliance upon one or more exemptions from registration under the Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, and any Conversion Shares issued pursuant to this Agreement shall bear restrictive legends to that effect.

3. No Interest; Prepayment

The Loan shall bear no interest. The Company may prepay all or any portion of the outstanding principal balance at any time without premium or penalty, provided that, pursuant to Section 2 hereof, the Lender may elect to convert all or any portion of the Loan prior to repayment.

4. Representations

Each party represents and warrants that:

●	It has full authority to enter into this Agreement;

●	The execution of this Agreement does not conflict with any existing agreements; and

●	This Agreement constitutes a valid and binding obligation enforceable against it in accordance with its terms.

5. Miscellaneous

●	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts-of-law principles.

●	Entire Agreement. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior oral or written statements.

●	Counterparts. This Agreement may be executed in counterparts (including electronically), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

●	Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties hereto. No failure to exercise and no delay in exercising any right, remedy, or power hereunder will preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

6. No Assignment. No party may assign its rights without prior written consent of the other Parties hereto.

[Signature page to follow]

[Signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

NEW RISE RENEWABLES RENO LLC

By:	New Rise Renewables, LLC
its Manager

By:	XCF Global Capital, Inc.
its Manager

/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

GL Part SPV I, LLC

By:	/s/ Majique Ladnier
Name:	Majique Ladnier
Title:	Sole Member